UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

April 30, 2020

Date of report (Date of earliest event reported)

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Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Poor Farm Road Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant's telephone number, including area code (609) 683-1880 (Former name or former address, if changed since last report) ________________________

Check the appropriate box below if the Form 8‑K  filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AGRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On April 30, 2020, Agile Therapeutics, Inc. (the “Company”) entered into: (i) a project agreement (the “Project Agreement”) with inVentiv Commercial Services, LLC (“inVentiv”), pursuant to that certain Master Services Agreement dated October 11, 2017; and (ii) a manufacturing and commercialization agreement (the “Commercialization Agreement”) with Corium, Inc. (“Corium”).

Project Agreement

Pursuant to the Project Agreement, inVentiv will provide a field force of sales representatives to provide certain detailing services, sales operation services, compliance services and training services with respect to Twirla® to the Company in exchange for an up-front implementation fee and a fixed monthly fee.

The Project Agreement terminates automatically on the second anniversary of the date of the first activity undertaken by inVentiv to detail Twirla (the “Deployment Date”) unless earlier extended upon the mutual written agreement of both parties. The Company may terminate the Project Agreement for any reason upon timely notice after the first anniversary of the Deployment Date; provided, however, that if the Company terminates the Project Agreement prior to the eighteen month anniversary of the Deployment Date, the Company will be obligated to pay inVentiv a termination fee, the amount of which varies depending on the date of termination.

Commercialization Agreement

Pursuant to the Commercialization Agreement, Corium will manufacture and supply all of the Company’s product requirements for Twirla at certain specified rates. Under the terms of the Commercialization Agreement, Corium is to be the exclusive supplier of Twirla for ten years. The Commercialization Agreement includes a quarterly minimum purchase commitment and a fixed price per unit for two years depending on annual purchase volume.

The Commercialization Agreement terminates automatically after ten years. The Commercialization Agreement may be terminated for any reason upon the written mutual agreement of both parties; provided, however, that the parties must confer in good faith regarding possible mutual termination. In the event of such termination, the Company may still effect purchase orders after the notice of termination is given and until the time any such termination becomes effective.

The foregoing descriptions of the Project Agreement and the Commercialization Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Project Agreement and the Commercialization Agreement which are expected to be filed, each redacted as to certain confidential information, as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: May 5, 2020	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chairman and Chief Executive Officer